================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 5(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of Earliest Event Reported) April 24, 2001



                      E. I. du Pont de Nemours and Company
             (Exact Name of Registrant as Specified in Its Charter)

             Delaware                   1-815                 51-0014090
  (State or Other Jurisdiction       (Commission          (I.R.S. Employer
        of Incorporation)            File Number)        Identification No.)

                               1007 Market Street
                          Wilmington, Delaware   19898
                    (Address of principal executive offices)


      Registrant's telephone number, including area code:   (302) 774-1000

================================================================================

Item 5. Other Events

     The Registrant files, pursuant to Regulation FD, its earnings news release dated April 24, 2001, entitled "DuPont Reports First Quarter 2001 Earnings," a copy of which is below. This earnings news release is also filed in connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339, No. 33-60069 and No. 333-86363).


April 24, 2001                      Contact: Clif Webb
WILMINGTON, Del.                             302-774-4005
                                             r-clifton.webb@usa.dupont.com



                DUPONT  REPORTS  FIRST  QUARTER  2001  EARNINGS


Summary

o First quarter 2001 underlying earnings of $.54 per share were in line with expectations, but 36 percent below first quarter 2000 earnings of $.85 per share.

o Segment sales in first quarter 2001 of $7.6 billion decreased 9 percent versus first quarter 2000. This reflects 7 percent lower volume and 2 percent lower U.S. dollar selling prices.

o First quarter underlying after-tax operating income (ATOI) was $734 million, 33 percent below first quarter 2000. ATOI margin was 10 percent.

o Pharmaceuticals accounted for approximately one-third of the underlying ATOI decline. Excluding Pharmaceuticals, ATOI reductions also reflect a $165 million impact from higher raw material costs and $100 million from lower sales volume.

o Worldwide local currency selling prices were up 1 percent. Adverse currency effects, principally from the weaker euro and Japanese yen, reduced first quarter worldwide segment sales by 3 percent.

o Actions leading to business restructurings and personnel reductions to better align resources with the specific mission of each business are under way. One-time charges associated with these initiatives will be taken in the second quarter and have no impact on first quarter results.

                             Earnings  Comparisons
                             ($ per share diluted)
---------------------------------------------------------------------------
                                                        1Q'01       1Q'00
---------------------------------------------------------------------------
Underlying                                                  .54         .85
---------------------------------------------------------------------------
One-Time Items                                             (.07)       (.09)
---------------------------------------------------------------------------
Reported                                                    .47         .76
---------------------------------------------------------------------------

     DuPont reported earnings before one-time items, of $.54 per share for the first quarter, compared to $.85 per share earned last year.

     "We are taking the right steps to manage through a global economic slowdown," said Charles O. Holliday, Jr., DuPont chairman and chief executive officer. "As we take these steps, we are managing operating costs and capital spending in line with current economic conditions and streamlining businesses to sharpen competitiveness."

Global Sales and Income Highlights

     For the quarter, consolidated sales totaled $6.9 billion compared to $7.6 billion in 2000. Segment sales, including transfers and a pro rata share of sales by equity affiliates, were $7.6 billion, down 9 percent from $8.3 billion in 2000. Net income was $495 million versus $803 million in 2000, resulting in earnings per share of $.47 compared to $.76 last year. The earnings decline reflects significantly lower Pharmaceuticals results and reduced earnings across the company's chemicals and materials segments. The latter resulted principally from lower U.S. sales volumes, higher raw material costs, and a stronger U.S. dollar.

     Net income before one-time items was $567 million, compared to $898 million in the first quarter of 2000, down $331 million or 37 percent. One-time items are described in the notes to the accompanying financial statements and are summarized in the table below:

                                ONE-TIME  ITEMS

--------------------------------------------------------------------------------------------------------------------------
                                                       $MM Pretax              $MM After-Tax             ($ Per Share)
--------------------------------------------------------------------------------------------------------------------------
                                                      2001         2000         2001         2000        2001         2000
--------------------------------------------------------------------------------------------------------------------------
Pioneer - In-Process R&D Revision                                    11                        11                      .01
--------------------------------------------------------------------------------------------------------------------------
Pioneer - Purchase Accounting                         (133)        (347)         (83)        (215)       (.08)        (.20)
--------------------------------------------------------------------------------------------------------------------------
Asset Sale - Equity Securities                                      176                       109                      .10
--------------------------------------------------------------------------------------------------------------------------
Adoption of SFAS 133*                                   19                        11                      .01
--------------------------------------------------------------------------------------------------------------------------
1st Quarter - Total                                   (114)        (160)         (72)         (95)       (.07)        (.09)
--------------------------------------------------------------------------------------------------------------------------

* Reflects the cumulative effect of a change in accounting principle. Effective January 1, 2001, the company adopted SFAS 133 - "Accounting for Derivative Instruments and Hedging Activities," as amended.

     Regional segment sales and related variances for the first quarter 2001 compared with the first quarter 2000 are summarized below:
FIRST QUARTER

                                                  FIRST QUARTER
----------------------------------------------------------------------------------------------------------------
                               Segment Sales                               % Change Due To
----------------------------------------------------------------------------------------------------------------
                           Q1'01       % Change       Local      Currency                     Pharmaceuticals/
                            $B        vs. Q1'00       Price       Effect        Volume             Other*
----------------------------------------------------------------------------------------------------------------
Worldwide                  7.6          (9)             1            (3)          (4)              (3)
----------------------------------------------------------------------------------------------------------------
   U.S.                    3.7         (13)             1             0           (9)              (5)
----------------------------------------------------------------------------------------------------------------
   Europe                  2.1          (3)             3            (7)           1                0
----------------------------------------------------------------------------------------------------------------
   Asia Pacific            1.1          (1)             1            (4)           2                0
----------------------------------------------------------------------------------------------------------------
   Canada, Mexico,
      S. America           0.7          (9)             2            (2)          (9)               0
----------------------------------------------------------------------------------------------------------------

     * Includes impact from reduced ownership in DuPont Photomasks. In addition, the Pharmaceuticals segment has been isolated for purposes of this analysis.

o Worldwide volumes declined 7 percent, including a 2 percent decline attributable to pharmaceuticals and 1 percent from portfolio changes.

o U.S. first quarter sales volume (excluding Pharmaceuticals/Other) declined 9 percent versus 2000 principally reflecting lower volumes of fibers, automotive finishes, and white pigments.

o European volume was up 1 percent and local currency prices up 3 percent. However, the stronger dollar reduced European sales by 7 percent.

o Asia Pacific sales decreased 1 percent, the first decline since the economic downturn in 1998. Marginally higher volume and local prices were more than offset by the negative impact of weaker currencies, particularly the Japanese yen.

Six Sigma

     At the end of the current quarter, there were about 1,200 trained Black Belts and over 3,600 active projects. The potential pretax benefit from active projects was $700 million, about the same as at year-end. The actual annualized pretax benefit of completed projects at the end of the current quarter was $490 million, compared to $370 million at year-end.

Business Segment Performance

     Summarized below are comments on individual segment first quarter 2001 results excluding one-time items, compared to first quarter 2000 results:

o Performance Coatings & Polymers - Sales were 12 percent lower than 2000 reflecting lower vehicle builds and lower refinish sales in the United States, as well as the weak euro. Increased raw material costs were a significant factor in lower results in Engineering Polymers and Elastomers, in addition to lower volumes. Segment ATOI declined 26 percent.

o Specialty Fibers - Sales and ATOI were 5 percent and 22 percent lower, respectively. Continued earnings growth from Advanced Fibers Systems only partly offset lower Lycra(R) elastane earnings, which were adversely affected by lower U.S. dollar prices, higher raw material costs, and lower volume. Earnings for Nonwovens were essentially flat on modestly higher sales.

o Specialty Polymers - ATOI increases in Fluoropolymers and the Electronic Technologies unit of DuPont iTechnologies only partly offset a decline in Packaging & Industrial Polymers earnings resulting from lower volumes and higher ethane costs. Results also declined in DuPont Surfaces and the Imaging Technologies unit of DuPont iTechnologies. Segment earnings decreased 21 percent on 5 percent lower sales.

o Pigments & Chemicals - ATOI declined 24 percent on 1 percent lower sales reflecting lower earnings in all strategic business units. Three percent lower worldwide volume was partly offset by 2 percent higher U.S. dollar prices. Segment earnings were negatively affected by high chlorine and energy costs in White Pigment & Mineral Products and by a litigation settlement in DuPont Chemical Solutions Enterprise.

o Polyester Enterprise - Sales were 4 percent lower, reflecting continuing depressed conditions in worldwide fibers markets. Margins continue to be reduced by lower prices and higher raw material and energy costs, resulting in a first quarter loss of $8 million.

o Nylon Enterprise - Sales decreased 13 percent and ATOI declined 86 percent, principally reflecting the impact of a 40 percent increase in raw material costs (largely natural gas related), 15 percent lower volumes, and less favorable product mix. Sales declines were principally due to lower flooring and apparel volumes, particularly in the United States.

o Agriculture & Nutrition - Sales declined 3 percent and ATOI fell 23 percent reflecting lower earnings in both Crop Protection and Nutrition & Health. Crop Protection earnings were significantly affected by currency in Europe and Asia, and by a litigation settlement. Nutrition & Health results reflect high natural gas prices and weaker European volumes.

o Pioneer - Worldwide sales increased slightly, reflecting strong early season sales in the United States and southern Europe, partly offset by lower U.S. dollar prices due to the weak euro. Earnings increased 17 percent reflecting improved margins and a more favorable product mix.

o Pharmaceuticals - The loss of $64 million was primarily due to lower sales, as wholesaler inventories in the distribution channel continue to be reduced. Underlying demand for Sustiva(TM) efavirenz and Cardiolite(R) cardiac imaging agent grew 15 percent, and the Coumadin(R) (warfarin sodium tablets, USP) crystalline market position remains strong. The DuPont share of Cozaar(R)/Hyzaar(R) U.S. operating profits increased this quarter as of February 1. R&D and marketing expenses increased as planned. Major product sales are shown below:

                  ($ in millions)                 1Q 2001         1Q 2000
------------------------------------------------------------------------
Coumadin(R)                                           26             100
------------------------------------------------------------------------
Sustiva(TM)                                           55              96
------------------------------------------------------------------------
Cardiolite(R)/Miraluma(TM)                            18              40
------------------------------------------------------------------------

Outlook

     Based on demand signals observed in the first quarter in key markets, the company now anticipates that the global economic slowdown will similarly impact the manufacturing sector through the second quarter and perhaps into the second half of 2001. In the second quarter the company expects continued volume pressure due to macro economic factors; stabilizing energy and raw material costs, albeit at a higher level than second quarter last year; and normal seasonality for its portfolio of businesses.

o The company expects second quarter volumes to remain below 2000 levels in the United States in its chemical and materials businesses, although sequential declines should moderate considerably. In Europe and Asia, year-over-year volume growth is approaching zero, and continued strength of the U.S. dollar will likely result in negative revenue comparisons in the second quarter.

o The agriculture related segments, as expected, are operating in a difficult U.S. farm economy and experiencing negative currency impacts during the first half selling season. In addition, poor weather conditions in North America, together with high fertilizer costs, are expected to result in lower corn acreage than last year. Accordingly, the company expects the full-year operating outlook for these segments will be moderately negative versus 2000.

o Pharmaceuticals segment sales and earnings should improve in the second quarter, but ATOI losses are again expected. A return to more normal levels of sales and earnings is expected in the second half of the year.

     The economic outlook for the second half of 2001 remains uncertain. However, key indicators suggest that declines in U.S. manufacturing and global automotive markets may be moderating. The company is encouraged by these trends, but continues to plan for a second half economy that is on balance, similarly challenging to the second half of last year.

     "We will emerge from the current economic turbulence an even stronger company," Holliday said. "We have accelerated operational initiatives begun last year to manage costs and we are directing resources to businesses having the best long-term growth potential."

Forward-Looking Statements: This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by DuPont, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of agricultural products.

More information about segment results and highlights may be accessed on www.dupont.com via the "For Investors" web page.



                                     # # #



4/24/01

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                                                                Three Months Ended
CONSOLIDATED INCOME STATEMENT                                                         March 31
                                                                                ------------------
(Dollars in millions, except per share)                                            2001      2000
                                                                                --------   -------
SALES                                                                            $ 6,859   $ 7,593
Other Income(a)                                                                      170       348
                                                                                 -------   -------
     Total                                                                         7,029     7,941
                                                                                 -------   -------
Cost of Goods Sold and Other Expenses(b)                                           4,486     4,856
Selling, General and Administrative Expenses                                         757       757
Depreciation                                                                         327       351
Amortization of Goodwill and Other Intangible Assets                                 112       107
Research and Development Expense                                                     410       421
Interest and Debt Expense                                                            178       201
Purchase In-Process Research and Development(c)                                       --       (11)
                                                                                 -------   -------
     Total                                                                         6,270     6,682
                                                                                 -------   -------
INCOME BEFORE INCOME TAXES AND MINORITY INTERESTS                                    759     1,259
Provision for Income Tax Expenses                                                    272       439
Minority Interests in Earnings of Consolidated Subsidiaries                            3        17
                                                                                 -------   -------
INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN                                       484       803
    ACCOUNTING PRINCIPLE
Cumulative Effect of a Change in Accounting Principle, Net of  Income Taxes(d)        11        --
                                                                                 -------   -------
NET INCOME                                                                       $   495   $   803
                                                                                 =======   =======

--------------------------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE OF COMMON STOCK(e)
     Income before Cumulative Effect of a Change in Accounting Principle         $   .46   $   .76
     Cumulative Effect of a Change in Accounting Principle                           .01        --
                                                                                 -------   -------
     Net Income                                                                  $   .47   $   .76
                                                                                 =======   =======
DILUTED EARNINGS PER SHARE OF COMMON STOCK(e)
     Income before Cumulative Effect of a Change in Accounting Principle         $   .46   $   .76
     Cumulative Effect of a Change in Accounting Principle                           .01        --
                                                                                 -------   -------
     Net Income                                                                  $   .47   $   .76
                                                                                 =======   =======
DIVIDENDS PER SHARE OF COMMON STOCK                                              $   .35   $   .35
                                                                                 =======   =======

FOOTNOTES TO CONSOLIDATED INCOME STATEMENT

(a) First quarter 2000 includes a $176 gain resulting from the sale by Pioneer of certain equity securities classified as available for sale.

(b) In accordance with purchase accounting rules applied to the acquisition of the remaining 80 percent ownership interest in Pioneer on October 1, 1999, Pioneer inventory was increased to fair value. This inventory step-up generates noncash charges to cost of goods sold as the inventory on hand at the acquisition date is sold. Charges in first quarter 2001 and 2000 were $133 and $347, respectively.

(c) Purchased in-process research and development represents the value assigned in a purchase business combination to research and development projects of the acquired business that were commenced but not yet completed at the date of acquisition, for which technological feasibility has not yet been established, and which have no alternative future use in research and development activities or otherwise. During first quarter 2000, a credit of $11 was recorded based on revisions of preliminary purchase price allocations associated with the October 1, 1999 purchase of the remaining 80 percent ownership interest in Pioneer.

(d) On January 1, 2001, the company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended.

(e) Earnings per share are calculated on the basis of the following average number of common shares outstanding:

                                              Three Months Ended
                                                  March 31
                                  --------------------------------------
                                     Basic                  Diluted
                                  -------------            -------------
2001                              1,042,168,259            1,047,973,561
2000                              1,047,036,515            1,057,077,345

E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES

                                        Three Months Ended
CONSOLIDATED SEGMENT INFORMATION(a)          March 31
                                        ------------------
(Dollars in millions)                      2001       2000
                                        -------    -------
SEGMENT SALES(b)
Agriculture & Nutrition                 $   609    $   628
Nylon Enterprise                            960      1,109
Performance Coatings & Polymers           1,458      1,653
Pharmaceuticals                             205        389
Pigments & Chemicals                        951        960
Pioneer                                     929        921
Polyester Enterprise                        545        567
Specialty Fibers                            858        905
Specialty Polymers                        1,039      1,091
Other                                        81        123
                                        -------    -------
     Total Segment Sales                  7,635      8,346
Elimination of Intersegment Transfers      (146)      (159)
Elimination of Equity Affiliate Sales      (628)      (595)
Miscellaneous                                (2)         1
                                        -------    -------
     CONSOLIDATED SALES                 $ 6,859    $ 7,593
                                        -------    -------
AFTER-TAX OPERATING INCOME (LOSS)
Agriculture & Nutrition                 $    48    $    62
Nylon Enterprise                             12         87
Performance Coatings & Polymers             132        179
Pharmaceuticals                             (64)        54
Pigments & Chemicals                        124        164
Pioneer(c)                                  118         77
Polyester Enterprise                         (8)         9
Specialty Fibers                            156        201
Specialty Polymers                          130        165
Other                                         3         --
                                        -------    -------
     Total Segment ATOI                     651        998
Interest & Exchange Gains and Losses        (97)      (123)
Corporate Expenses                          (70)       (72)
     INCOME FROM OPERATIONS             $   484    $   803
                                        =======    =======


(a) Certain reclassifications of segment data have been made to reflect changes in organizational structure.

(b) Includes pro rata share of equity affiliate sales and intersegment transfers. Excludes sales of intermediates by DuPont to joint ventures within the Nylon Enterprise and Polyester Enterprise segments.

(c) Includes noncash charges of $83 and $215 for first quarter 2001 and 2000, respectively, resulting from the sale of acquired Pioneer inventories which, in accordance with purchase accounting rules, were recorded at fair value on October 1, 1999. The first quarter 2000 charge was partly offset by a $109 gain resulting from the sale of certain equity securities classified as available for sale and a credit of $11 to reduce the preliminary purchase price allocated to acquired in-process research and development.

E. I. DUPONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


SEGMENT SALES(a)
(1ST QUARTER 2001 VS. 1ST QUARTER 2000)


                                                         Segment Sales
                                                     Three Months Ended               Percentage Change Due to:
                                                          March 31                    -------------------------
                                                ----------------------------        U.S. $
                                                    $             Change           Price           Volume             Other(b)
                                                -----------     ------------      ---------      ------------      --------------
Agriculture & Nutrition                            $  609               (3)            (5)                2
Nylon Enterprise                                      960              (13)             2               (15)
Performance Coatings & Polymers                     1,458              (12)            (3)               (9)
Pharmaceuticals                                       205              (47)             0               (47)
Pigments & Chemicals                                  951               (1)             2                (3)
Pioneer                                               929                1             (2)                3
Polyester Enterprise                                  545               (4)            (4)                0
Specialty Fibers                                      858               (5)            (6)                1
Specialty Polymers                                  1,039               (5)             2                (7)
Other                                                  81              (34)             0                 0                 (34)
                                              -----------

     Total                                         $7,635               (9)            (2)               (7)
                                              ===========

----------
(a) Includes intersegment transfers and pro rata share of equity affiliate sales.
(b)  Reflects reduced interest in DuPont Photomasks, Inc.





SEGMENT INFORMATION                                                  Three Months Ended
EXCLUDING IMPACT OF ONE-TIME ITEMS -                                      March 31
                                                               ------------------------------------------------
(Dollars in millions)                                               2001              2000          % Chg.
                                                               ------------      ------------      ------------
AFTER-TAX OPERATING INCOME (LOSS)
Agriculture & Nutrition                                               $  48            $   62               (23)
Nylon Enterprise                                                         12                87               (86)
Performance Coatings & Polymers                                         132               179               (26)
Pharmaceuticals                                                         (64)               54                N/M
Pigments & Chemicals                                                    124               164               (24)
Pioneer                                                                 201               172                17
Polyester Enterprise                                                     (8)                9                N/M
Specialty Fibers                                                        156               201               (22)
Specialty Polymers                                                      130               165               (21)
Other                                                                     3                 -                N/M
                                                               ------------      ------------

     Total Segment ATOI                                                 734             1,093               (33)

Interest & Exchange Gains (Loss)                                        (97)             (123)
Corporate Expenses                                                      (70)              (72)
                                                               ------------      ------------

     INCOME FROM OPERATIONS                                           $ 567            $  898               (37)
                                                               ============      ============

E. I. DUPONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


FINANCIAL SUMMARY
(Dollars in millions, except per share)

                                                                                Three Months Ended
                                                                                    March 31
                                                                   2001              2000         % Chg.
                                                               ------------     ------------     ------------
Selected Income Statement Data -
Excluding Impact of One-Time Items and
Cumulative Effect of a Change in Accounting Principle
Consolidated Sales                                                   $6,859           $7,593             (10)%
Segment Sales                                                         7,635            8,346               (9)
Segment ATOI                                                            734            1,093              (33)
EBIT                                                                  1,086            1,636              (34)
EBITDA                                                                1,525            2,094              (27)
Income from Operations                                                  567              898              (37)
EPS - Diluted                                                          0.54             0.85              (36)



                                      1st Quarter 2001 Vs.
                                      1st Quarter 2000
                                      --------------------

Segment ATOI Variance Analysis -
Excluding Impact of One-Time Items
Local Prices                                  $  75
Volume                                         (230)
Costs                                          (167)
Other                                            13
Currency                                        (50)
                                        -----------
     Total                                    $(359)
                                        ===========

                                   SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              E. I. DU PONT DE NEMOURS AND COMPANY
                                                (Registrant)



                                              /s/ D. B. Smith
                                     ----------------------------------
                                                D. B. Smith
                                           Assistant Controller



April 24, 2001